EXHIBIT 21.1

SUBSIDIARIES OF PREMIERE GLOBAL SERVICES, INC.

JURISDICTION OF
SUBSIDIARY	ORGANIZATION

American Teleconferencing Services, Ltd.	Missouri
Budget Conferencing Inc.	Canada
Clarinet, Inc.	Georgia
Communications Network Enhancement Inc.	Delaware
Enterprise Care Teleconferencing (Asia) Pty Ltd.	Australia
iMeet, Inc.	Delaware
Intellivoice Communications, LLC	Delaware
NetConnect Conferencing Inc.	Canada
NetConnect Systems Ltd.	United Kingdom
NetConnect Systems GmbH	Germany
Netspoke, Inc.	Delaware
Premiere Communications, Inc.	Florida
PCI Network Services, Inc.	Georgia
Premiere Conferencing E.U.R.L.	France
Premiere Conferencing GmbH	Germany
Premiere Conferencing Limited	New Zealand
Premiere Conferencing Pte. Ltd.	Singapore
Premiere Conferencing Pty Limited	Australia
Premiere Conferencing (Canada) Limited	Canada
Premiere Conferencing (Hong Kong) Limited	Hong Kong
Premiere Conferencing (Ireland) Limited	Ireland
Premiere Conferencing (Japan), Inc.	Japan
Premiere Conferencing (UK) Limited	United Kingdom
Premiere Conferencing Networks, Inc.	Georgia
Premiere Global Services GmbH	Germany
Premiere Global Services Denmark ASP	Denmark
Premiere Global Services Finland OY	Finland
Premiere Global Services International S.a. r.l.	Luxembourg
Premiere Global Services Norway AS	Norway
Premiere Global Services Sweden AB	Sweden
Premiere Global Services (UK) Limited	United Kingdom
Ptek, Inc.	Georgia
Ptek Investors I LLC	Delaware
PTEK Services, Inc.	Delaware
Ptek Ventures I LLC	Delaware
RCI Acquisition Corp.	Georgia
Voice-Tel Enterprises, LLC	Delaware
Voice-Tel Pty Ltd.	Australia
Xpedite, Inc.	Japan
Xpedite, Ltd.	Korea
Xpedite Network Services, Inc.	Georgia
Xpedite Systems Limited	Hong Kong
Xpedite Systems Inc. (Malaysia) Sdn. Bhd.	Malaysia
Xpedite Systems AG	Switzerland
Xpedite Systems Holdings (UK) Limited	United Kingdom
Xpedite Systems, LLC	Delaware
Xpedite Systems Limited	New Zealand
Xpedite Systems Participation E.U.R.L.	France
Xpedite Systems Pte. Ltd.	Singapore
Xpedite Systems Pty Limited	Australia

JURISDICTION OF
SUBSIDIARY	ORGANIZATION

Xpedite Systems S.r.l.	Italy
Xpedite Systems Spain, S.A.	Spain
Xpedite Systems, S.A.	France
Xpedite Systems Worldwide, Inc.	Delaware